Symetra Life Insurance Company
[777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135
Mail to: PO Box 305154 | Nashville, TN 37230-5154
Overnight to: 100 Centerview Drive, Suite 100 | Nashville, TN 37214-3439
Phone 1-800-796-3872]

Annuity APPLICATION
[Individual Single Premium Deferred Annuity ]
Product:
[Surrender Charge Period:    ]
Plan Type:

Owner/Annuitant
Owner	Name
Address
	Sex M F	Birth date	SSN/TIN	Phone
	Email	Citizenship	Type of Owner	Marital Status
Joint Owner	Name
Address
	Sex M F	Birth date	SSN/TIN	Phone
	Email	Citizenship	Relationship to Owner
Annuitant	Name
Address
	Sex M F	Birth date	SSN/TIN	Phone
	Email	Citizenship	Relationship to Owner
Joint Annuitant	Name
Address
	Sex M F	Birth date	SSN/TIN	Phone
	Email	Citizenship	Relationship to Owner

ANNUITY PAYMENTS AND TERMINATION VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE VALUE OF THE INDEX OPTIONS, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

Beneficiaries
Primary	Beneficiary name
Address
Relationship	SSN/TIN	Phone
Birth/Trust date	[Citizenship]	Email	Beneficiary %
Primary Contingent	Beneficiary name
Address
Relationship	SSN/TIN	Phone
Birth/Trust date	[Citizenship]	Email	Beneficiary %
Primary Contingent	Beneficiary name
Address
Relationship	SSN/TIN	Phone
Birth/Trust date	[Citizenship]	Email	Beneficiary %
Primary Contingent	Beneficiary name
Address
Relationship	SSN/TIN	Phone
Birth/Trust date	[Citizenship]	Email	Beneficiary %
Primary Contingent	Beneficiary name
Address
Relationship	SSN/TIN	Phone
Birth/Trust date	[Citizenship]	Email	Beneficiary %
Primary Contingent	Beneficiary name
Address
Relationship	SSN/TIN	Phone
Birth/Trust date	[Citizenship]	Email	Beneficiary %

Payments
Amount
[Roth IRA first tax year contribution made: Year]
Initial Allocation

Allocate amounts below. [The minimum allocation to any account is [$2,000]. Your initial funds will be automatically allocated according to the selections made below on the first available Allocation Date after the Contract Date.]
[Specify your allocation (whole percentages only; total allocation must equal 100%):]

Indexed Account Option[s]: Initial Allocations (s)

[S&P 500® Index- 10% Buffer][%]
[Russell 2000- 10% Buffer][%]
[NASDAQ 100- 10% Buffer][%]
[MSCI EAFE Index- 10% Buffer] [%]
[PIMCO’s Equity Fusion- 10% Buffer] [ ______ %]

[S&P 500® Index- 10% Floor][%]
[Russell 2000- 10% Floor][%]
[NASDAQ 100- 10% Floor][%]
[MSCI EAFE Index- 10% Floor] [%]
[PIMCO’s Equity Fusion- 10% Floor] [ ______ %]

Fixed Account[%]

[Optional Rider
[See the Prospectus, or the Contract for complete details. There may be a charge for this rider.]	[No riders available at this time] ]
[Rebalancing Authorization

                    I/we have read the information in the prospectus about the option to rebalance [annually,] and would like to elect to rebalance the portion of my contract value allocated as listed in the “Allocations” section.]

[Electronic Delivery

     I would like to receive prospectus updates over the Internet by accessing Symetra’s Web site, www.symetra.com. I understand that I will receive notice that the documents are available on the Web site by an e-mail message sent to me.]

Important Information Concerning Electronic Delivery:
There is no charge for electronic delivery, although an Internet provider may charge for Internet access.
You are confirming that you have access to a computer with Internet capabilities and an active email account to receive information electronically.
If Symetra Life is not able to confirm an email address or has reasonable suspicion that an email address is incorrect, Symetra Life will not activate electronic delivery, in which case paper copy documents will be sent.
You should update your email filters to allow email notifications from Symetra Life.
Not all Contract documentation and notifications may be currently available in electronic format.
Paper copies of the information may be requested at any time for no charge.
For jointly owned Contracts, both Owners consent to have information sent to the email address listed below.
If the email address changes after your consent, notification must be sent to Symetra Life.
Electronic delivery will be cancelled if emails are returned undeliverable.
This consent will remain in effect until revoked.
To revoke your consent or if you wish to receive a paper copy of the information above, or if you need to update your email address, please call 1-800-796-3872 or visit the company website.
       EMAIL ADDRESS__________________________________________________________
Electronic delivery document notifications will be provided to only one email address. The email address provided above will override any existing email address, if applicable.

Owner’s Statement and Signatures

Do you have any existing life insurance policies or annuity contracts with this or any other company?
 Yes (complete any state specific replacement forms, if required) No
Is this contract intended to replace or change any in-force life insurance or annuity contract with this or any other company?
 Yes (complete the following and submit state specific replacement forms, if required) No

Company name	Contract number
Company name	Contract number
Company name	Contract number
Company name	Contract number
I understand this annuity is not federally insured. On behalf of myself and any person who may claim any interest under this contract, I declare that the statements and answers on this application are full, complete and true to the best of my knowledge and belief and shall form a part of the annuity contract issued hereon. I understand that I am purchasing an annuity contract. I believe that this contract is consistent with my financial needs. I have read and understand the important disclosures located below.
I have received the Annuity Buyer’s Guide, in applicable states. I have received a current prospectus.
[Connecticut residents only: I have received the CT Annuity Disclosure. ]
[Minnesota residents only: I have received the MN Annuity Disclosure.]
[I acknowledge that I have read and undertstand the notices and fraud warnings for my state of residence, if applicable, on form number RSA-0072]
[Under penalties of perjury, I certify that the number shown on this form is my correct Social Security or Tax Identification Number, I am a U.S. citizen or other U.S. person, and I am not subject to backup withholding due to failure to report all interest or dividends.
Check this box if you have received a notification from the IRS that you are subject to backup withholding.
Check this box if you are claiming Non-U.S. status and submitting an appropriate withholding certificate (usually a signed IRS Form W-8 or IRS Form 8233) instead of agreeing to this certification.
The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.]
I understand that withdrawals from an Indexed Account prior to the end of the Interest Term will not receive indexed interest. Any indexed interest is only credited at the end of each Interest Term.
I UNDERSTAND THAT I AM PURCHASING A REGISTERED INDEXED ANNUITY CONTRACT AND THAT WHILE THE VALUE OF THE CONTRACT MAY BE AFFECTED BY AN EXTERNAL INDEX, THE CONTRACT DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK, EQUITY OR COMMODITY INVESTMENTS.
PAYMENTS AND VALUES PROVIDED BY THE CONTRACT FOR WHICH APPLICATION IS MADE ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

Owner’s signature	Signed in State	Date
Joint Owner’s signature (if applicable)	Signed in State	Date

[Symetra® is a registered service mark of Symetra Life Insurance Company.]
RSA-0069 4/18    Page[ 6 of 5]

Agency Statement

To the best of my knowledge does the Owner(s) have any existing life insurance policies or annuity contracts?
 Yes (complete any state specific replacement forms, if required) No
Do you have any reason to believe the annuity applied for will replace or change any existing life insurance policies or annuity contracts?
 Yes (complete any state specific replacement forms, if required) No
I have reviewed the applicant's financial status and objectives and find this coverage is appropriate for his/her needs.
I have delivered the Annuity Buyer’s Guide, if applicable in my state. I have delivered the current prospectus.
[Connecticut residents only: I have delivered the CT Annuity Disclosure. ]
[Minnesota residents only: I have delivered the MN Annuity Disclosure.]
 [I certify that I have verified the identity of each Owner/Annuitant by reviewing a government-issued photo identification.]
I certify that I have truly and accurately recorded on the application the information provided by the applicant(s).

	Licensed Primary Producer’s signature	Signed in State	Date
	Licensed Producer (print name)	State License number
Agency name and phone number
Producer/Representative
More than 4 producers	Producer printed name	State License number	Split %